UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

        Date of Report (date of earliest event reported): August 29, 2005

                         Advanced Medical Institute Inc.
               (Exact name of registrant as specified in charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                  000-29531                        88-0409144
                  ---------                        ----------
           (Commission File Number)     (IRS Employer Identification No.)

                          Level 1, 204-218 Botany Road
                               Alexandria NSW 2015
                                    Australia
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              (Address of principal executive offices and zip Code)

                                (61) 2 9640 5253
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               (Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into Material Definitive Agreement

      On August 29, 2005, Advanced Medical Pty Limited ("AMI Australia"), wholly owned subsidiary of Advanced Medical Institute Inc. (the "Company") executed an employment agreement with Dr. Jacov (Jack) Vaisman, the Company's Chief Executive Officer and President and AMI Australia's Chief Executive Officer. The employment agreement is effective as of July 1, 2005 (the "Effective Date") and continues in perpetuity unless earlier terminated in accordance with the terms of the employment agreement. The Board of Directors of the Company (the "Board") approved the employment agreement by unanimous written consent on August 29, 2005.

      Pursuant to his employment agreement, Dr. Vaisman is entitled to receive an annual base salary of AU$350,000, subject to increases as shall be determined by the Company's board of directors and management of AMI Australia. In addition, the annual salary of Dr. Vaisman shall be supplemented by a bonus based on the Company achieving certain profit targets during prescribed periods. In addition to these base and bonus salary components, AMI Australia will also contribute retirement benefits (superannuation) for Dr. Vaisman in accordance with Australian legal requirements.

      The employment agreement is filed hereto as Exhibit 10.4.

Item 9.01. Financial Statements and Exhibits.

(c)   Exhibits

10.4  Employment Agreement between AMI Australia and Jacov (Jack) Vaisman.

99.1  Press Release

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ADVANCED MEDICAL INSTITUTE INC.

                                       By: /s/ Dilip Shrestha
                                           -------------------------------------
                                       Name:  Dilip Shrestha
                                       Title: Chief Financial Officer

Dated: August 29, 2005